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                                                              EXHIBIT 10.29

                            MANAGEMENT AGREEMENT

      North Pointe Insurance Company of 28819 Franklin Road, Southfield, Michigan 48034 and N. P. Premium Finance Company of 28819 Franklin Road, Southfield, Michigan 48034, effective March 1, 2002, agree as follows:

      North Pointe Insurance Company agrees to provide management services to N. P. Premium Finance Company, including management and supervision of the staff of N. P. Premium Finance Company. These services include financial management and corporate legal activity. N. P. Premium Finance Company agrees to pay North Pointe Insurance Company $6,440 per month, the last day of the month, in exchange for the management services so rendered.

      North Pointe Insurance Company shall continue to provide supplies, telephone service and postage service to N. P. Premium Finance Company. N.
P. Premium Finance Company agrees to pay North Pointe Insurance Company $1,125 at each month end for these services and supplies.(1)

      This agreement may be terminated effective the first day of the first month next following 30 days written notice of cancellation of said agreement.

(1)      Postage          $   600
         Phone                500
         Supplies              25
                          -------
                          $ 1,125

            Executed this 5th day of March, 2004.

NORTH POINTE INSURANCE COMPANY                   N. P. PREMIUM FINANCE COMPANY

By: /s/ B. Matthew Petcoff                       By: /s/ John H. Berry
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